Exhibit 6.20

REPUBLICA DE NICARAGUA
INSTITUTO NACIONAL FORESTAL

PERMISO ESPECIAL DE APROVECHAMIENTO FORESTAL
PARA ARBOLES CAIDOS, MUERTOS, PODAS, SUMERGIDOS EN RIOS Y LAGOS
0 AFECTADOS POR FENOMENOS NATURALES PLAGAS E INCENDIOS

SERIE "P"

INAFOR

[1.- Datos Generales

Expediente: 1603-PE-015-002 Numero de Permiso: OOOC000714

El Institute Nacional Forestal otorga la presente autorizaci6n al senor AQUA QUEST

Cedula 530-507294-0000 para que realice aprovechamiento de arboles, en area ubicada en el si lo conocido como Puerto Cabezas del Municipio Puerto Cabezas

del Departamento / Region RAAN

2.- Detalle del Penniso de Aprovechamiento

Nombre Cientifico	Nombre Comun	Total Arboles	Vol (m:r)
Calophyllum bmsilie1111evar.rekoi	Maria	720	800.000
Cedrela odorata L.	Cedro real	106	150.000
Hymenaea courbaril L.	Guapinol	142	150.000
Manilkara achras (Mill.)Fosberg	Nispero	97	150.000
Swietenia macrophylla King.	Caoba del Atlantico	170	200.000
Tabebula chrysantha (Jacq.)Nichol.	Cortez amarillo	116	150.000
Pinus caribaea var. Hondurensis (B. & G.)	Pino caribe	2,400	3,000.000
Pithecellobium saman	Genizaro	120	150.000
Carapa guianensis	Cedro Macho	690	750.000
TOTAL APROBADO		4,559	5,500.000

Esta autorizaci6n es Valida Hasta : 05/11/2016

Dado en la Ciudad de: RAAN a los: 5 Dias del Mes de noviembre del: 2015

Para transportar la madera debe hacerse con la gufa de transporte de madera en rollo.

[3.- Datos del Regente

Nombre: PEDRO LEONARDO MATUTE RODRIGUEZ

Numero de Registro: 0640

0 bservaciones: S/D

4.-Datos de Revalidacion

Desde: 22/05/2019 Hasta: 22/05/2020

Pag.1 de 2

Impreso 11/06/2019 02:10:09 p.m.

REPUBLICA DE NICARAGUA
INSTITUTO NACIONAL FORESTAL

INAFOR

PERMISO ESP IENTO FORESTAL
PARA ARBOLES CAIDOS ¥ERGIDOSEN RIOS Y LAGOS
0 AFECTADOS POR S PLAGAS E INCENDIOS

SERIE "P"

Delegado Municipal
Firma y Sello Autorizado

Revisado Por
Delegado Departamental

Original Dueno
1ra Copia Inafor Municipal
2da Copia Inafor Distrital
3ra Copia Inafor Central

13/06/19
hr: 3:2 pm

Pag.2 de 2

Impreso 11/06/2019 02:10:09 p.m.

Desde 12:00:00 a MInlirao

Gobierno de Reconciliacion y Unidad Nacional ¡El Pueblo, Presidente!

Reptiblica de Nicaragua

Instituto Nacional Forestal

INAFOR

INAFOR

PERMISO DE OPERACIJON

Se autoriza a la Industria Foresta! Aqua Quest International S.A

Con c6digo 1603-0304 **propiedad de** Aqua Quest International S.A ubicada en el Departamento de: RAAN Municipio de Puerto Cabezas

para que durante el ano 2,019 , **Realice operaciones de** Primera, Segunda y Tercera Transformacion como Industria Portatil Este permiso es valido para operar en la siguiente· direcci6nCom Lamlaya de la Iglesia Moravo 400 mts

Dado en la Ciudad de Puerto Cabezas _ a los 8 Días del mes de FEBRERO del 2,019

Delegado Municipal
INAFOR

INSTITUTO NACIONAL FORESTAL DELEGACION MUNICIPAL PUERTO CABEZAS AMERICA CENTRAL INAFOR

VALIDO HASTA EL 30 DE DICIEMBRE DEL aiio _2i0HI

COLOQUESE EN LUGAR VISIBLE

Forma 981202-037

C:\Users\DGTIAD- 1\AppData\Local\Temp\3\Repo tmpreso Par: SIAFOR 01/04/2019 10:20:20a.m. Pagina No.Pagina 1 de

Gobierno de Reconciliacion y Unidad Nacional
El Pueblo, Presidente!

2019

ALCALD.I.A MIII'-I:ICJ.PAL OU. PUER ro CABEZA-<;
Reg.i<.Hl Autonoma Cnst.a Ca:z::ibe N<:>rII'½

Administración Tributaria

CONSTANCIA DE MATRICULA

El susaito Director de Administraci6n Tributaria de la Alcaldia Municipal de Puerto Cabezas, de conformidad al Arto.3 Del Plan de Arbitro Municipal Decreto No. 445.

Haceconstarque: EMPRESA AQUA QUEST INTERNATIONAL S.A

CeduladeidentidadN°: ______________________ N°RUC: J 1310000252297

Tiene Matriculado su negocio y/o Actividad Comercial del: EMPRESA ASERRADE DE MADERA

Direcci6n o Establecimiento del negocio: COMUNIDAD DE LAMLAYA

Lugar y Fecha d Tramite: 25 de Enero 2019

Henry Herman Hernandez
Alcalde Municipal

Dir. Administración Tributaria
Alcaldia Municipal de Puerto Cabezas

NOTA: COLCOARSEESTA CONSTANCIA EN UN LUGAR VISIBLE. TIENE VIGENCIA HASTA EL 31 E DICIEMBRE 2019.

Aqui nos Uumlna, un sol que no declina Fl Sol nue alumbra las nu vas vlctorias RUBf.tl;;A.RiO LA ALCALDiA iviUNiCIPAL DE PUERTO CABEZAS, REGION AUTONOMA DE LA COSTA CARIBE NORTE (RACCN) ; POR MEDIO DEL DEPARTAMENTO DE URBANISMO HACE CONSTAR EL USO DEL SUELO QUE A CONTiNUACiON SE DESCRIBE : D IRECCION DE TERRENO CLAS!FiCAGiGN DE LA ZONA LA COMUNIDAD LAMLAYA MUNICIPIC PUERTO CABEZAS, DIRECCION EXACTA DE LA IGLESIA MORAVA 400 MTS M NO IZQUIERDA Y 400 MTS ADENTRO, COORDENADA N 140110.4 ,W 0832528 5 "LA EMPRESA . , AQUA QUEST INTERNATIONAL S.A’ SECA ROBERT HOLLAND MAYNER JR USO PREDOMiNANTE: G.T.1 - KARATA USO DEL SUELO. AREA: 40 HECTARES % AREA TOTAL: 40 HECTARES US O COMPLEMEN T AR!O : PROP! O AREA : 4 0 HECTARE S 0 / v ARE A TOTAL : 4 0 HECTARES USO RESTR!NGIDO; PROP!EDAD PRIVADO . AREA: 40 HECTARES % AREA Tr> "' AL: 40 Hl:C'f;.RES 0 8SERVACiONE5 _ : EMPRESA. ASERRADERO DE MADERA FE.CHA DE EM!SION: 23/01/2019 . . . : DE VENClM!ENTO: 31 /12/2019 DAD O EN LA CiUDA O D E BiLW I , A LO S VEiNT E TRE S DIAS M ; \ RCH:'V() . . - - - ...:... - - .ttE, -- - - H.1 - iILIA : -- - .; .r - :: - iu l '.1.LL Jfi l - ' i - N ME.RE; .I.NSTI"rUC ION L < E: G•::; IE: 0

REGIMEN GENERAL J03100..'IJ252297 - 4 NUMERO RUC: J03100002 12 l "Ctrs&tAL: AQUA QU [ RNATIONAL SOCIE NOMBRE COMERC - AQUA QUEST S,A a) Estlmado contribuyente este es el documento CEDULA - RUC b) Su numero RUC es un c o digo (mica, personal e intransferible. c) Renta Adscrita: S AJO N _ I A No. 4 d) Este documento es ·verificable a traves de la lectura del c o digo QR. e) En case de perdida o robo contactar al centro de asistencia tributaria de la DGI, marcando el numero telef 6 nico 2248 - 9998 o escribiendonos al correo centrodeasistenciatribu aria@dgi . gob . n i . ! - ::;1, ·· I :1!1. i 1 1 . f) Le recomendamos, por motivos de seguridad, hacer uso privado de este documento. g) Le invltamos a efectuar sus transacciones tributarias par la via electr o nica .

Aqua Quest
International Inc.

Proyecto de Rehabilitacion del Medio Ambiente Acuatico y Desarrollo Economico de la Costa Caribe Norte de Nicaragua C.A.

CONTRATO

Aqua Quest International Inc. Representado por el Sr. Robert Holland Mayne JR , asociados en el domicilio de Tarpon Springs Florida USA, en coordinaci6n co1 los Gobiernos Territoriales Indigenas (GTI), Gobiernos Municipales y el Gotierno RegionalAutonomo de la Costa Caribe Norte (RACCN) de Nicaragua, el presente contrato es con el objetivo de concretizar de manera legal y formal y de socializar la propuesta de una inversion a largo plazo, por el periodo de cinco alias en su etapa inicial en el aprovechamiento del recurse consistente en la madera muerta y sumergidosdurante muchos anos en el lecho de los rfos, canales, lagunas, quebradas, riachuelos y otros cuerpo naturales de agua existente en la Region de la Costa Caribe y en las diferentes jurisdicciones de los Territories Indigenas, en base a este tem,ino se propane el presente contrato.

Nosotros:Robert **Mayne,** de oficio capitan de barco, mayor de edad, del domicil o en Tarpon Springs Florida USA y de paso por esta ciudad de Bilwi, identificadc con numero de pasaporte: 214786312,quien actua en su caracter de representante de la Empresa.AQUA QUEST **INTERNATIONAL INC,** para efectos del presente contrab, se designa como la parte **CONTRATANTE** y por otra parte comparece el ciudadanoMcs. **Ronald Wittingham Dennis;** mayor de edad, casado yde este domicilio quien se identifica con cedula de identidad Nicaraguense, numero607-190468-0001F. en adelante nominado como la parte interesado,quien actua en su caracter de auto-idad como Presidente Gobierno Territorial Indigena y Afrodescendiente de Karata. Hemos decidido celebrar el Presente Contrato Especial, que se regira por las clausulas que se enuncian a continuacion, y lo no previsto debera de ser resuelto en base al mutuo consentimiento y por el reglamento interno del Gobierno Territorial Indfgena de Karata.

Pagina 1 de 4

Clausula primero: Objeto del Contrato

- El presente contrato tiene por objeto de desarrollar el provecto ***deRehabilitaciondel Medio Ambiente Acuatico y Desarrollo*** *Economico,en* las comunidades del territorio de Karata, Municipio de Puerto Cabezas, RACCN.
- Recuperar y aprovechar la madera muerta y sumergida en los lechos de los rfos y lagunas del territorio de Karata, mediante el ***Plan Especia, de Aprovechamiento,que*** permitira la limpieza del ecosistema acuatico con la participaci6n comunitaria lo cual Contribuira al mejoramiento de la calidad de **Vida.**
- Implementar un programa de **Gestion Ambiental,** que Prevenga, Mitigue y Reduzca los Impactos Ambientales en el area de Influencia.

Clausula segundo: Plazo de ejecucion del contrato especial

El presente contrato especial tendra un periodo de vigencia de: cinco aiios a part r del dfa en que seefectuen las firmas quedando sujeto a renovacion cuando el caso lo amerite.

Clausula tercero:Legalidad del proceso juridico

En base a la ley 445: de Regimen de Propiedad Comunal de los Pueblos Indfgenas y Comunidades Etnicas de la Regiones Aut6nomas de la costa Atlantica de Nicaragua literalmente dice: que los pueblos indfgenas use y disfrute de sus recursos naturales, y la ley No.40 (ley de municipios y sus reforma) y la ley 28: Estatuto de Autonomfa y su Reglamento, los gobiernos comunales a traves de sus representante coordinara con la empresa **"AquaQuest".Para** el buen funcionamiento del proyecto.

Clausula cuarto: Compromiso de la Empresa

Por su parte la Empresa "AQUA QUEST", se compromete a la contratacion de nano de obra local de las comunidades,pagando salarios justos con jornadas apegadas 3 las leyes laborales de Nicaragua, tambien se establece que los gastos relacionados con la

Pagina **2** de **4**

alimentacion de los trabajadores, cuando se realicen trabajos fuera de la comunidadcomo en campamentos la empresa ***"Aqua Quesf'*** asumira esta responsabilidad,

Con respectoa la salud de los trabajadores; esto dependera particularmente de la cotizaci6n del seguro social.

Clausula quinto: compromiso de la empresa

La empresa Aqua Quest, se compromete aportar el 20% de las utilidades je la recuperacion y comercializacion de la madera muerta y sumergida (lo cual se·a en efectivo). Como tambien habra un 10% de dicha utilidad destinado a la realizacion de obras sociales considerando las areas de: salud, educacion e infraestructura, la empresa "Aqua Quest" se encargara de realizar estas obras en coordinaci6n con el gobierno comunal y territorial.

La empresa cumplira su compromiso una vez exportada y comercializada la madera de acuerdo alos datos emitidos por el INAFOR.

La empresa "Agua Quest" solicita comprension alGobierno territorial Indigena de Karata en laprimera, segunda, tercera y si es posible hasta la cuarta fase de la exportacion y comercializacion del producto,en cuanto al pago del 20% de las utilidades sera de forma periodica segun la capacidad de produccion e ingreso que perciba la emipresa.

En esto se incluye el IO % de aportaci6n de las utilidades.

Los pagos atrasados que queden pendientes a favor de la comuna, se nivelaran a medida que la empresa vaya mejorando sus ingresos econ6micos.

Clausula sexto: compromiso comunitario

Las autoridades del gobierno comunal y gobierno territorial de Karata y en coordinaci6n con las autoridades de la seguridad publica (Policia Nacional) garantizara la seguridad del Proyecto de Rehabilitaci6n del Medio Ambiente Acuatico y Desarrollo Economico, durante la etapa de ejecucion del aprovechamiento de la madera muerta y sumergidas,tambien garantizaran la exclusividad de derecho a la empresa "AQUA QUEST".

Pagina 3 de 4

Clausula septimo : Disoluci o n En caso del incumplimiento de una de las clausulas por cualquiera de las partes se dara por terminado el convenio sin perjuicios a ninguna de las parte . Clausula octava : Firma Habiendose leido cada una de las clausulas que contiene este contrato, ambas partes lo encuentran conforme, aprueban y firman en hojas de papel com u m , en la ciudad de Bilwi, el dfa once de junio del ano dos mil quince . GOB. TERRITORIAL KARATA oe ; - ;:::: ..... --- r Mes.Ronald Wittingham Dennis Presidente del Gobierno de Karata - GTIA \ t \ r' :::r "" - e - ::r LJ lAA IA ._.. :,/' - 1 ·J '" ..$"1 ta..<+,6£. -- / ,1 · - .e ,t €."1"1:

Gobierno de Reconciliación
y Unidad Nacional
El Pueblo, Presidente!
NICARAGUA TRIUNFA!
2017
TIEMPOS DE VICTORIAS! Por Gracia de Dios!

AVAL

El suscrito Coordinador de Gobierno de la Region Aut6noma Costa Caribe Norte (GRACCN), en uso de sus facultades y atribuciones que le confiere la Constitucion Polftica de Nicaragua, Estatuto de Autonoma de las Regiones Autonomas de Nicaragua y su Reglamento (Ley No. 28) y demas Leye . de la Republica, emite el presente AVAL a favor de la Empresa Privada **A.QUA QUEST INTERNATIONAL S.A.**, para que pueda proceder a llevar a cabo el **Proyecto de Extraccion de madera hundida en los Territorios Karata, Twi Waupasa** y **Twi Yahbra.** Dicha Empresa cumplio con la consulta requerida con los lideres y comunitarios de dicho territorio y cuenca con el **AVAL de INAFOR y el Aval Territorial** correspondiente.

Por lo anteriormente expuesto, solicito a las Autoridades Institucionales, Civiles y Militares, brindarle el apoyo necesario al senor **ROBERT ROLLAND MAY JE Jr.**, de origen Estadounidense, quien cuenta con el **Poder General de Administracion** de Dicha Empresa.

Dado en la ciudad de Bilwi, Puerto Cabezas a las 12 dias del mes de Octubre del ano 2017.

REGIONAL AUTONOMO DE LA COSTA CARIBE NORTE
COORDINADOR DE GOBIERNO
GRACCN
NICARAGUA

Msc. Carlos Alemán Cunningham
Coordinador de Gobierno
GRACCN

Cc: Archive

DIRECCION SUPERIOR
GOBIERNO REGIONAL AUTONOMO COSTA CARIBE NORTE
Barrio Pete r Ferrera
FE, FAMILIA Y COMUNI :AD!
CRISTI ANA, SOCIALJSTA Y SOLIDARIA!

- .. f' • . \ ; - . ;s !i h " • ? - '. 1 2 3 9 f,.Jt:::.u;;:,.. - 0,; ,.:i3..,_, - ,,:P "'2 i - ..uongit L ud..t - J.oi:te - . - 14,02 -- 3 .7 - l,tatitude - Ot&3 - 8.2 - 3.40,P --- 3'" -- b0Rg it1.1d - f',Jgr:te,.....U..2 10 l,.ld.!,1 = .,,.,.,_, - _,,.,,,_,=,,,= Q1, P4 - Longitud Norte - 14 . 02.Q.£, latitud Oeste - 83.422 67, P5 - = -- .Lotl.1HJw. .u.. L...U c.: i 11 4.018.25, Latitud Oeste - 83.422 . 71, P6 - Longitud Norte - 14.018.25, Latitud Oeste - 83.425.32, P7 - Longitu 15 1 e : - r - r - i : t - o : - r - i . o - - d -- . - e ------ K . - , a - - r - a , t - a - s - egu - . n -- t = i - tu - lo - d -- e d - . o - m - , i - n . i - o q - ue - se - en - cu - e - n - , tr ; a -- - i ; n - s - - c -- r ; i - t ; a ---- b ; --- a --- j ; o - -- e - l ; - nu - ; m -- ero - . - - - :: = - ::;: --- ; --- ; - :;c - - - = - = - - : - l 633 del Torno 004 17 19 20 as siguientes condiciones . - A. E l plaza de Arriendo es por (10) Diez arias prorrogables si l as partes de ontratante asi lo desean. - B. El precio del canon es de US $ 3 00.00 (Tres mil d61ares) anuales, o s 21 f -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --- 1 quivalente en moneda nacional los cuales seran pagados anualmente e n las primeros meses de cad 22 t -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- l no. C. El Arrendatario no podra sub. Arrendar, ceder ni vender sin el cons e ntimiento del gobierno territorial , 23 1 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- 1 25 26 Nosotro !r, - RQNAlD - W fFT - INGHAM - G ENNIS,e e - f)FefBsieA - M a s · tere fHl ereet=t t 8 - 00 01E. ¥ _ eLG a - n ROBE I HOLL A . . . . . No. 530507294, ambos mayores de edad y de este domicilio. ctuando en su caracter de presidente del gobiemo territorial de Karata GTI, que conforman, Bilwi - Lamlaya 4 L --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ------ j arata - Dakban y Kru warban Wiwas, y el otro actuando en su calidad de Presidente y en representacion d 5 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ' a Empresa AQUA QUEST INTERNATIONALS. A. Nos celebramos el presente contrato de arrendamiento. 6 El territorio de Karata, es duefio en dominio y posesi6n de una parcela de terren 7 orte - 14.018.29, Latitud Oeste - 83.429.33, PS - Longitud Norte - 14.022.14, Latitud Oe . s . te - 83.429.35. Lo 12 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - 1 inderos son las siguientes: Norte - Comunidad de Lamlaya , Sur - terrenos Pantanosos, Este - terrenos de I 13 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ---- i omunidad y Estadio de Beisbol; y Oeste - Rio Lamlaya, quedando dentro del terreno el canal. - Clausul 14 1 --- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - ---- i e undo . La parcela descrita y deslindada forma parte de la gran extension de terreno que posee e ero si puede Edificar, Construir Sembrar y hacer todas las mejoras en el terreno. - Clausula Cuarto . 28 i e l cumplimiento quedando ambos de acu e rdo en fe de lo cual firmamos en la Ciudad de Puerto Cabezas , 29 os Diciocho dias del mes de Febrero del ano Dos Mil Dieciseis . 30 t _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _,

1 2 3 : 4 = = ? ?J :E = = = = = = = = == = 1 : = == = = = = = = = = = = :: = = = = = = == = = = ::E== = = = = = = = = :: = E = = = = = = = = = ::E = = = = == = = = = :: E = = 21 == = = = = E== = : E== = = E== = = = = == = = = = == = = = = = = === = = = = = = = = = = = = == = = = 30

LEASE CONTRACT 5636021

1-We: -RONALD WITTINGHAM-DENNIS, -profession-Master-in law

2 With id # 607-3190468-0001F and chief . ROBERT HOLLAND MAYNE JR. Who Identify himself with a

North American passport No. 530507294 both of legal age and of this address. First acting as president of the territorial government of Karata GTI, which make up, Bilwi- Lamlaya-

Karata- Dakban and Kru warban Wiwas, and the other acting in his capacity as President and representing the Company AQUA QUEST INTERNATIONAL S. A. We enter into this lease.

-Clause First. The territory of Karata, owns domain and possession of a plot of land located in THE COMMUNITY OF LAMLAYA, Municipality of Puerto Cabezas, whose dimensions are of 40 Hectares, included within the following cardinal points: P1-longitude North-14,024.15, latitude 9 Weaning: 8342463 P2 - North Longitude-14,023.77, Latitude-West-83,423.40, P3- North Longitude-14.23.7710 West Latitude- 83423401 P4- North Longitude- 14,020.6, West Jatitude- 8342267 P5- North Longitude 11401825 West Latitude- 8342271 P6- North Longitude- 1401825 West Latitude- 8342532 P7- Longitude North- 1401829 Latitude West- 8342933 P8- Longitude North- 1402214 Latitude West- 8342935.

The Boundaries are the following: North- Community of Lamlaya, South-marshy ground, East- land of the Community and Stadium of Baseball and West-Lamlaya river , leaving within the land the canal.

– Clause Second. The plot described and demarcated is part of the large area of land owned by the

Karata territory according to title deed that is registered under the number.- 633 of Volume 004

Follo (275-276) property book section of real Rights REGISTRATION column, of this

Public registry of the property of Real Estate of Puerto Cabezas, RACCN, according to Diario Numero

21987 according to the Treaty. Harrison Altamirano of the year-1905.

-Third Clause - The territorial government of Karata leases the plot described and demarcated to the company Aqua Quest International S. A. as following conditions.-

A. The lease term is for (10) Ten years extendable if the parties of the contractor so wish.

B. The price of the fee is US $ 3,000.00 (three thousand dollars) per year, or its equivalent in national currency which will be paid annually in the first months of each year.

C. The tenant may not sub. Lease, assign or sell without the consent of the territorial government

But if you can Build, Build Sow and make all the improvements in the field.

1

- Fourth Clause. It is clear that it is cause for cancellation of this contract due to the lack payment.

Signatures.

Msc.Ronald Wittingham Dennis

( president of the territorial government)

MSC.Tecia Wilson Francis

(General Secretary GTI of Karata)

Robert Holland Mayne JR

(Lessee)

NICARAGUA REPUBLIC

2

NATIONAL FOREST INSTITUTE

SPECIAL FOREST USE PERMIT

FOR FALLED TREES, DEAD, PRUNING, SUBMERGED IN RIVERS AND INA LAKES

OR AFFECTED BY NATURAL PHENOMENA PESTS AND FIRE

"P" SERIES

1.-General Data

Case file:1603-PE-015-002	Permit Number 00000000714

The National Forestry Institute grants this authorization to Mr. AQUA QUEST

ID # 630-507294-0000 to make use of trees, in an area located in the place known as Puerto Cabezas of Township Puerto Cabezas of the Department / Region RAAN

2- Detail of the Use Permit

Scientific name	Common name	Total Trees	Vol

Calophyllum brasiliense var. rekoi	Maria	720	800.000
Cedrela odorata L	Real cedar	105	150.000
Hymenaea courbariL	Guapinol	142	150.000
Manilkara achras (MilL Fosberg	Medlar	97	150.000
Swietenia macrophylla King.	Atlantic Mahogany	170	200.000
Tabebuia chrysantha (Jacq.Nichol	Yellow cortex	115	150.000
Pinus caribaea var. Hondurensis (B. & G.)	Caribbean pine	2400	3,000.00
Pithecellobium saman	Genizaro	120	150.000
Carapa guianensis	Male Cedar	690	750.000
Total Approved		4,559	5,500.00

This authorization is valid Until: 11/05/2016

Given in the City of: RAAN to the 5 Days of the Month of November of : 2015

To transport the wood must be done with the guide of transport of wood in roll.

3.- Regent Data

Name: PEDRO LEONARDO MATUTE RODRIGUEZ

Registration Number: 0640

Observations: S / D

4.- Revalidation Data

Since: 06/22/2019 to 05/22/2020

1

NICARAGUA REPUBLIC

NATIONAL FOREST INSTITUTE

SPECIAL FOREST USE PERMIT

FOR FALLED TREES, DEAD, PRUNING, SUBMERGED IN RIVERS AND INA LAKES

OR AFFECTED BY NATURAL PHENOMENA PESTS AND FIRE

"P" SERIES

Signature	Signature
Municipal Delegate	Reviewed by
Signature and Authorized Stamp	Departmental Delegate

2

NICARAGUA REPUBLIC

National Forestry Institute

INAFOR

OPERATION PERMIT

The forestry industry is authorized Aqua Quest International SA

With code 1603-0304 property of located Agua Quest International SA in the Department of: RAAN Municipality of Puerto Cabezas

So that during the year 2019, they perform operations of First, Second and Third Transformation as a Portable Industry
This permit is valid to operate in the following address Com Lamlaya of the Moravo church 400 mbps
Given in the City of Puerto Cabezas on the 8 days of the February month of 2019

Municipal Delegate
INANOR
VALID UNTIL DECEMBER 30, 2019

PUT ON A VISIBLE PLACE

Form 981202-837

1

PROOF OF REGISTRATION

The undersigned Director of Tax Administration of the Municipal Mayor's Office of Puerto Cabezas, in accordance with Art.3 of the Municipal Arbitration Plan Decree No. 445.

* It states that: COMPANY AQUA QUEST INTERNATIONAL SA

Identity card No:

N ° RUC: 31310000252207

You have Registered your business and / or Commercial Activity of: EMPRESA ASERRADERO DE MADERA

Business Address or Establishment: COMMUNITY OF LAMLAYA

Place and Date of Processing: January 25, 2019

Henry Herman Hernandez Municipal Mayor

Dir. Tax Administration City Hall of Puerto Cabezas

SOIL USE STATEMENT

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THE MUNICIPAL MAYOR OF PUERTO CABEZAS AUTONOMOUS REGION OF THE NORTH CARIBBEAN COAST (RACCN; THROUGH THE DEPARTMENT OF URBANISM MAKES CONSIDER THE USE OF THE SOIL THAT BELOW IS DESCRIBED

TERREND ADDRESS

THE LAMLAYA MUNICIPALITY COMMUNITY PUERTO CABEZAS EXACT ADDRESS OF THE MORAVA CHURCH DO MTS MOD ROUERDA 400 WATTS IN COORDINATES S44N Ds32528 S

FIRST NAME :THE COMPANY AQUA QUEST INTERNATIONAL SA

CLASSIFICATION OF THE AREA : DRY

APPLICANT :ROBERT HOLLAND MAYNER JR

USE OF SOIL. PREDOMINANT USE: GTJ-KARATA AREA 40 HECTARES & TOTAL AREA: HECTARES COMPLEMENTARY USE: OWN AREA HECTARES S TOTAL AREA: 40 HECTARES

USE REMAINING PRIVATE PROPERTY 0 AREA: 4 HECTARES WOODEN AREA TOTAL OBSERVATIONS: WOOD SAWING COMPANY

ISSUE DATE: 01/23/2018

EXPIRATION DATE 12/31/2019

GIVEN IN THE CITY OF BILWI TO THE TWENTY-THREE DAYS MONTH OF JANUARY

LIC. ROY CHOW HANSEN URBAN DIRECTOR

COMMUNITY FAMILY

CHRISTIAN, SOLIDARY SOCIALIST! NAME INSTITUCIÓN OF GOVERNMENT - Website

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REPUBLIC OF NICARAGUA WITH INCOME GENERAL LEGAL PERSON CEDULA - ROG GENERAL REGIME J0310003252297-4 RUC NUMBER: J03100002527 KAZON SOCIAL: AQUA QUEST INTERNATIONAL SOCIE COMMERCIAL NAME AQUA QUEST SA

For any management or procedure related to the General Directorate of Revenue and the two organizations that indicate the law and regulations of the RUC organization and Tax Code of Nicaragua (Law No.542) you must present this document.

DGI DIRECTOR GENERAL

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a) Dear taxpayer this is the document CEDULA-RUC

b) Your RUC number is a unique, personal and non-transferable code.

c) Subscribed income: SAJONIA NO. 4

d) This document is verifiable by reading the QR code.

e) In case of loss or theft contact the tax assistance center of the DGI, dialing the telephone number 22489998 or writing us the email centrodeasistenciatributaria@dgi.gob.ni

f) We Recommend, for security reasons, make private use of this document.

g)We invite you to get done your tax transactions electronically.

Aqua Quest

international Inc.

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Environmental Rehabilitation Project

Aquatic and Economic Development of the Caribbean Coast

Northern Nicaragua C.A.

CONTRACT

Aqua Quest International Inc. Represented by Mr. Robert Holland Mayne JR, associates at the domicile of Tarpon Springs Florida USA, in coordination with Indigenous Territorial Governments (GTI), Municipal Governments and the Government Autonomous Regional of the North Caribbean Coast (RACCN) of Nicaragua, the present contract is with the objective of concretizing in a legal and formal way and of socializing the proposal of a long-term investment, for the period of five years in its stage initial in the use of the resource consisting of dead wood and submerged for many years in the bed of rivers, canals, lagoons, streams, streams and other natural bodies of water existing in the Caribbean Coast Region and in the different jurisdictions of the Indigenous Territories, based on this term This contract is proposed.

Us: Robert Mayne, profession ship captain, of legal age, of the domicile or in Tarpon Springs Florida USA and passing through this city of Bilwi, identified with passport number: 214786312 who acts as representative of the Company AQUA QUEST INTERNATIONAL INC, for the purposes of this contract, is designates as the CONTRACTING party and on the other hand the citizen Mcs. Ronald Whittingham Dennis, of legal age, married and from this address who Identifies with Nicaraguan identity card, number 607-190468-0001F. in forward nominated as the interested party, who acts in his capacity of authority as President of the Indigenous and Afro-descendant Territorial Government of Karata. We have decided to celebrate this Special Contract, which will be governed by the clauses that set forth below, and the unforeseen must be resolved based on mutual consent and by the internal regulations of the Indigenous Territorial Government of Karata.

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Clause first: Object of the Contract

> The purpose of this contract is to develop the Aquatic Environment Rehabilitation and Economic Development project, in the communities of the territory of Karatà, Municipality of Puerto Cabezas, RACCN. > Recover and take advantage of dead and submerged wood in the river and lagoon beds of the Karata territory, through the Special Use Plan that will allow the cleaning of the aquatic ecosystem with community participation, which contributes to the improvement of the quality of lifetime. > Implement an Environmental Management program, which Prevents, Mitigates and

Reduces environmental impacts in the area of influence.

Second Clause: Term of execution of the special contract

this special contract will have a period of validity of: five years from the day the signatures are affected ,being subject to renewal when the case merits it.

Third Clause: Legality of the legal process

based on Law 445: on the Regime of Communal Property of Indigenous Peoples and Ethnic Communities of the Autonomous Regions of the Atlantic Coast of Nicaragua literally says: that indigenous peoples use and enjoy their natural resources, and law No.40 (law of municipalities and their reforms) and law 28: Statute of Autonomy and its regulations, communal governments through their representatives will coordinate with the company "Aqua Quest" .For the proper function of the project.

Fourth Clause: Commitment of the Company

on its part the Company "AQUA QUEST", commits itself to the hiring of local hand and work of the communities, paying fair wages with days attached to the labor laws of Nicaragua, it is also established that the expenses related to

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Food for workers, when work outside the community is carried out as in camps, the company "Aqua Quest will assume this responsibility, With respect to the health of workers; this depends particularly on the social security contribution.

Fifth clause: commitment of the company

The Aqua Quest company is committed to contribute 20% of the profits from the recovery and commercialization of dead and submerged wood (which will be in cash). As there will also be 10% of said utility destined to the realization of social works considering the areas of health, education and infrastructure, the company "Aqua Quest" is responsible for carrying out these works in coordination with the communal and territorial government. The company will fulfill its commitment once the wood is exported and marketed according to the data issued by INAFOR.

The company "Agua Quest" requests understanding from the Indigenous territorial Government of Karata in the first, second, third and if possible until the fourth phase of the export and commercialization of the product, as for the payment of 20% of the profits will be periodic according to the production and income capacity that the company perceives. This includes the 10% contribution of profits.

The late payments that are pending in favor of the commune, will be leveled as the company improves its economic income.

Sixth clause: community commitment

The authorities of the communal government and territorial government of Karata and in coordination with the public security authorities (National Police) will guarantee the safety of the Aquatic Environment and Economic Development Rehabilitation Project, during the execution stage of the use of dead and submerged wood will also guarantee the exclusive right to the company "AQUA QUEST".

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Seventh Clause: Dissolution

In case of non-compliance of one of the clauses by any of the parties,

will terminate the agreement without prejudice to either party.

Eighth Clause: Signature

Having read each of the clauses contained in this contract, both parties they find it compliant, approve and sign on sheets of plain paper, in the city of

Bilwi, on June 11 of the year two thousand and fifteen.

Capitan.Robert Jolland Mayne JR	Ronald Whittingham Dennis
AQUA REPRESENTATIVE	President of the Karata-GTIA Government

Community Judge

Sebastian Martinez Dennis

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ENDORSEMENT

The undersigned Government Coordinator of the North Caribbean Coast Autonomous Region

(GRACCN), in use of its powers and powers that the Political Constitution of Nicaragua, Statute of Autonomy of the Regions Autonomous of Nicaragua and its Regulations (Law No. 28) and other Laws of the Republic, issues this ENDORSEMENT in favor of the AQUA Private Company

QUEST INTERNATIONAL so you can proceed to carry out the Extraction project of sunken wood in the Karata Territories, TwiWaupasa and Twi Yahbra. Said Company complied with the required consultation with the leaders and community of said territory and basin with the ENDORSEMENT of INAFOR and the corresponding Territorial Guarantee.

For the foregoing, I request the Institutional, Civil and Military, give necessary support to Mr. ROBERT RONALD MAYNE of American origin, who counts with the General Power of Administration of Said Company.

Given in the city of Bilwi, Puerto Cabezas on the 12th day of the month of October of the 2017.

MSc Carlos Alemán Cunningham

Government Coordinator

GRACCN

Cc: File

TOP ADDRESS

GOVERNMENT REGIONAL AUTONOMOUS NORTH CARIBBEAN COAST

Peter neighborhood

CHRISTIAN, SOCIALIST AND SOLIDARITY!

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